UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01    Entry into a Material Definitive Agreement.

On September 13, 2018 (the “Effective Date”), Ocular Therapeutix™, Inc. (the “Company”) entered into a second amended and restated license agreement (the “Second Amended Agreement”) with Incept LLC (“Incept”), an intellectual property holding company.  The Second Amended Agreement amends and restates in full the Company’s prior amended and restated license agreement with Incept, dated as of January 27, 2012 (the “Prior Agreement”), to expand the scope of the Company’s intellectual property license and modify future intellectual property ownership and other rights thereunder.  The Company expects that the Second Amended Agreement will facilitate the Company’s ongoing assessment and potential use of its hydrogel platform technology for drug delivery to areas of the body beyond the eye and in applications outside the field of ophthalmology.  Amarpreet Sawhney, the chairman of the Company’s board of directors and its former chief executive officer, is a general partner of, and has a fifty percent ownership stake in, Incept.

License Rights; Ownership of Intellectual Property.  Pursuant to the Second Amended Agreement, the parties have agreed to expand the field of use of the exclusive, worldwide, perpetual, irrevocable license held by the Company under the Prior Agreement (the “Original License”) to include specified intellectual property rights and technology owned or controlled by Incept to make, have made, use, offer for sale, sell, sublicense, have sublicensed, offer for sublicense and import, (1) consistent with the Prior Agreement, products delivered to or around the human eye for diagnostic, therapeutic or prophylactic purposes relating to all human ophthalmic diseases or conditions (the “Ophthalmic Field of Use”) and (2) as a result of the expansion of the scope of the Original License, products delivered for the treatment of acute post-surgical pain or for the treatment of ear, nose and/or throat diseases or conditions, subject to specified exceptions (the “Additional Field of Use”).  The parties have further agreed to expand the field of use of the Original License for certain patents, patent applications and other rights pertaining to shape-changing hydrogel formulations thereunder (the “Shape-Changing IP”) to include all fields except those involving the nerves and associated tissues specified in the Second Amended Agreement.

Under the Second Amended Agreement, the Company will solely own, without a license to Incept, all intellectual property rights conceived solely by one or more individuals from the Company (“Company Individuals”) after the Effective Date, subject to exceptions specified therein (“Ocular IP”).  Subject to exceptions specified in the Second Amended Agreement, Incept will own and license to the Company (1) all intellectual property rights included in the Original License (“Original IP”) in the Ophthalmic Field of Use and the Additional Field of Use, (2) intellectual property rights in the field of drug delivery conceived by one or more Company Individuals on or before the Effective Date (“Incept IP”), and (3) intellectual property rights in the field of drug delivery conceived by one or more Company Individuals jointly with one or more individuals from Incept including Dr. Sawhney (“Incept Individuals”) after the Effective Date (“Joint IP” and, collectively with the Original IP and the Incept IP, the “Licensed IP”).

Financial Terms.  The Company and any of its sublicensees are obligated to pay Incept royalties as follows under the Second Amended Agreement: (i) consistent with the Prior Agreement, a royalty equal to a low single-digit percentage of net sales by the Company or its affiliates of products, devices, materials, or components thereof (“Licensed Products”) including or covered by Original IP, excluding the Shape-Changing IP, in the Ophthalmic Field of Use; (ii) a royalty equal to a mid-single-digit percentage of net sales by the Company or its affiliates of Licensed Products including or covered by Original IP, excluding the Shape-Changing IP, in the Additional Field of Use; and (iii) a royalty equal to a low single-digit percentage of net sales by the Company or its affiliates of Licensed Products including or covered by Incept IP or Joint IP in the field of drug delivery.  Royalty obligations under the Second Amended Agreement commence with the first commercial sale of a Licensed Product described above and terminate upon the expiration of the last-to-expire patents included in the Licensed IP, as applicable.  Any sublicensee of the Company also will be obligated to pay Incept royalties on net sales of Licensed Products made by it and will be bound by the terms of the Second Amended Agreement to the same extent as the Company. Additionally, at its sole discretion, Incept may require, as a condition of any sublicense by the Company in the Additional Field of Use and in exchange for a reduction in the royalties owed on net sales of Licensed Products described above, payments equal to a mid-teen percentage of any upfront payment and, subject to certain conditions, other payments received by the Company from the sublicensee.

Patent Prosecution and Litigation.  Under the Second Amended Agreement, Incept will continue to have sole control and responsibility for ongoing prosecution of patents included in the Original IP, and the Company will have sole control and responsibility for ongoing prosecution of patents and patent applications included in or arising under the Incept IP or Joint IP.  The parties have agreed to work together in good faith to enter into a separate agreement under which, subject to certain limitations, the Company would assume control of the prosecution of patents and patent applications included in or arising under the Shape-Changing IP.  The Company has the right, subject to certain conditions, to bring suit against third parties who infringe the patents included in the Original IP in the Ophthalmic Field of Use or the Additional Field of Use, patents included in the Incept IP in the drug delivery filed, patents included in the Joint IP in the drug delivery field, and patents included in the Shape-Changing IP in all fields except as described above.  The Company has also agreed, if requested by Incept, to enter into a joint defense and prosecution agreement for the purpose of allowing the parties to share confidential and attorney-client privileged information regarding the possible infringement of one or more patents covered by the Second Amended Agreement. The Company is responsible for all costs incurred in prosecuting any infringement action it brings.

Term and Termination.  Unless earlier terminated, the Second Amended Agreement will expire on the later of (i) the expiration or disclaimer by the Company of the last valid claim of an issued and unexpired patent included in the Licensed IP or (ii) the final unappealable rejection or abandonment of the last pending patent application arising under the Licensed IP.  Either party may terminate the Second Amended Agreement in the event of the other party’s insolvency, bankruptcy or comparable proceedings, or if the other party materially breaches the agreement and does not cure such breach during a specified cure period.

The foregoing description of certain terms of the Second Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

10.1+	Second Amended and Restated License Agreement, dated September 13, 2018, by and between Ocular Therapeutix, Inc. and Incept LLC.

+ Confidential treatment has been requested as to certain portions, which portions in each case have been omitted and separately filed with the Securities and Exchange Commission.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including the development and regulatory status of the Company’s product candidates; the ongoing development of the Company’s extended-delivery hydrogel depot technology; the Company’s ongoing assessment and potential use of its hydrogel platform technology for drug delivery to areas of the body beyond the eye and in applications outside the field of ophthalmology; the potential utility of any of the Company’s product candidates; the potential commercialization of the Company’s product candidates; and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the timing and costs involved in commercializing ReSure® Sealant or any product candidate that receives regulatory approval, the initiation, timing and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the sufficiency of cash resources, the outcome of the Company’s ongoing legal proceedings and need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this filing represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: September 19, 2018	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer